Arthur Andersen LLP
                            45 South Seventh Street
                           Minneapolis MN 55402-1611
                                  612 332 1111



November 12, 1997



Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street Northwest
Washington, D.C.  20549



Dear Ladies and Gentlemen:

We have read and agree with the comments in Part 2, Item 5 of Form 10-Q of Sunrise International Leasing Corporation and Subsidiaries for the quarter ended September 30, 1997.

Very truly yours,

/s/ Arthur Andersen LLP